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                                                                    EXHIBIT 10.4


                               CUSTODIAL AGREEMENT

         This Custodial Agreement is made and entered into this ___ day of ______, 2001, by and between Transition Auto Finance IV, Inc. (the "Company") and Trust Management, Inc., a Texas corporation ("TMI").

                                   WITNESSETH

         WHEREAS, Company and TMI entered into that certain Indenture dated as of _______, 2001 (the "Indenture");

         WHEREAS, pursuant to the Indenture, Company proposes to issue up to $10,000,000 of 9.0% Secured Promissory Notes (the "Notes");

         WHEREAS, to secure payment of the Notes, Company has granted TMI, in its capacity as Trustee under the Indenture (the "Trustee"), a security interest in, among other things, certain automobile lease contracts (the "Contracts") and all of the related title documents (the "Title Documents") (the Contracts and the Title Documents being hereinafter referred as the "Contract Documents");

         WHEREAS, Company wishes to engage TMI to serve as custodian for the Contract Documents pledged to TMI in its capacity as Trustee, and TMI wishes to serve as custodian for such Contract Documents, all as more particularly provided for herein;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. TMI shall serve as Custodian for the Contract Documents and for any other property delivered to TMI from time to time by Company pursuant to this Agreement (collectively, the "Custodial Property"). In such capacity, TMI shall at all times maintain possession of the Custodial Property as custodian and bailee for itself, in the capacity as Trustee under the Indenture.

         2. TMI may in its discretion hold the Custodial Property on deposit at other financial institutions provided, however, that any Custodial Property held at other institutions shall at all times be readily deliverable upon direction of Company.

         3. For its services hereunder, TMI shall be entitled to compensation as shown on Exhibit "A" attached hereto, which compensation shall be paid by Company upon receipt of invoice. Without limiting Company's liability to pay such compensation, it is agreed that TMI shall have the right, but shall not be under any duty, to collect such compensation from the Custodial Property or the proceeds therefrom upon Company's failure to pay the same.

         4. Company shall indemnify and hold TMI, its officers, directors, employees, agents and representatives (collectively, the "TMI Affiliated Parties") harmless from all costs, damages,



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attorneys' fees, expenses, liabilities, suits or other claims arising out of or in connection with any action taken or not taken by one or more of the TMI Affiliated Parties either pursuant thereto or at the direction of Company. The TMI Affiliated Parties shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, or other paper or document which they believe to be genuine and what it purports to be. The TMI Affiliated Parties shall not be liable for anything which they may do or refrain from doing in connection with this Agreement except their own gross negligence or willful misconduct.

         5. Notices and other communications to be delivered to Company pursuant to this Agreement will be effective only if in writing and delivered to:

                  Transition Auto Finance IV, Inc.
                  8144 Walnut Hill Lane, Number 680
                  Dallas, Texas 75231
                  Attn: Kenneth Lowe, President

                  Notices, instructions and other communications to TMI pursuant to this Agreement will be effective only if in writing and delivered to:

                  Trust Management, Inc.
                  210 West 6th Street
                  Suite 605
                  Fort Worth, Texas 76102

         6. TMI shall keep adequate records of its activities as Custodian. Such records shall be available to Company or persons authorized by Company for inspection during TMI's regular business hours.

         7. TMI may confer with legal counsel in the event of any dispute or questions as to the construction of any of the provisions hereof, or its duties hereunder, and it shall incur no liability and it shall be fully protected in acting in accordance with the opinions of such counsel.

         8. TMI may resign as Custodian upon giving written notice thirty (30) days before the termination shall become effective. Upon termination, TMI, if necessary shall deduct proper charges payable to it pursuant to paragraph 3, and shall deliver the remainder of the Custodial Property to the person designated in the notice of termination.



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         Executed this ___ day of ______________, 2001.


                                     TRANSITION AUTO FINANCE IV, INC.

                                     By:
                                         ---------------------------------------

                                     Name:
                                          --------------------------------------

                                     Title:
                                           -------------------------------------


                                     TRUST MANAGEMENT, INC., a Texas Corporation


                                     By:
                                         ---------------------------------------

                                     Name:
                                          --------------------------------------

                                     Title:
                                           -------------------------------------




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